UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

JFB Construction Holdings

(Exact name of registrant as specified in its charter)

Nevada	99-2549040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 S. Dixie Highway, Suite B Lantana, FL	33462
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 283106

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

JFB Construction Holdings (the “Registrant”) registers hereunder its Class A Common Stock, par value $0.0001 per share (the “Common Stock”). A description of the Registrant’s Common Stock is incorporated by reference herein from the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended and supplemented from time to time (File No. 333-283106) (the “Registration Statement”), confidentially submitted to the Securities and Exchange Commission (the “Commission”) on July 19, 2024, as amended, and publicly filed with the Commission on November 8, 2024, as subsequently amended from time to time, under the Securities Act of 1933, as amended (the “Securities Act”). The description of the Common Stock included in any form of prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JFB CONSTRUCTION HOLDINGS

	By:	/s/ Joseph F. Basile, III
Date: February 26, 2025	Name:	Joseph F. Basile, III
	Title:	Chief Executive Officer